CERTIFICATE OF INCORPORATION

                                       OF

                         DIMENSIONAL VISIONS GROUP, LTD.

                                  ------------

         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST:   The  name  of  the   corporation   (hereinafter   called   the
"corporation") is

                         DIMENSIONAL VISIONS GROUP, LTD.

         SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Twenty Two Million (22,000,000), consisting of Two Million (2,000,000) shares of Preferred Stock, all of a par value of ($.001), and Twenty Million (20,000,000) shares of Common Stock, all of a par value of ($.001).

         The classes and designations and the voting powers, preferences and qualifications and the other rights, limitations and restrictions of the Preferred Stock shall be determined by the Board of Directors by appropriate resolution from time to time.

         FIFTH: The name and the mailing address of the incorporator are as follows:

         NAME                                  MAILING ADDRESS
         ----                                  ---------------
    T. M. Bonovich                  229 South State Street, Dover, Delaware

         SIXTH: The corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on the corporation.

         EIGHTH; For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

         3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         TENTH:  The  corporation  shall,  to the fullest  extent  permitted  by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.


Signed on May 12, 1988.


                                        /s/ T. M. Bonovich.
                                        ----------------------------------------
                                        T. M. Bonovich
                                        Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         DIMENSIONAL VISIONS GROUP, LTD.

Dimensional Visions Group, Ltd., a corporation duly organized and existing under the Delaware General Corporation Law (the "Corporation"), does hereby certify:

     FIRST:  That Article  Fourth of the  Certificate  of  Incorporation  of the
Corporation (the "Certificate of Incorporation") is hereby amended by the insertion of the paragraph set forth below immediately prior to the first paragraph thereof:

               Upon the filing date of the Certificate of Amendment of Certificate of Incorporation of the Corporation (the "Effective Date") adding this paragraph to Article Fourth, a one-for-twenty five reverse split of the Corporation's Common Stock shall become effective, such that each twenty five (25) shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Date shall be reclassified as and shall represent one (1) share of Common Stock from and after the Effective Date."

     SECOND: That Article First of the Certificate of Incorporation is hereby amended to read in it entirety as follows:

     The name of the corporation is "Dimensional Visions Incorporated."

     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Dimensional Visions Group, Ltd. has caused this Certificate of Amendment to be executed by its duly authorized officer this 15th day of January, 1998.


                                        Dimensional Visions Group, Ltd.,

                                        a Delaware corporation


                                        By: /s/ John D. McPhilimy
                                            ------------------------------------
                                            Name:  John D. McPhilimy
                                            Title: President

                                        Date: 1/17/98
                                              -----------------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

Dimensional Visions Group, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST, That at a meeting of the Board of Directors of Dimensional Visions Group, Ltd., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED,   That  the  Certificate  of   Incorporation   of  this
          corporation be amended by change the Fourth Article thereof so that, as amended said Article shall be and read as follows:

               The total number of shares of stock which the corporation shall have authority to issue is One Hundred and Ten Million (110,000,000), consisting of Ten Million (10,000,000) shares of Preferred Stock, all of the par value of ($.001), and One Hundred Million (100,000,000) shares of Common Stock, all of a par value of ($.001).

     SECOND, That thereafter, pursuant to resolution of its Board of Directors, an Annual Meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD, That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Steven M. Peck, its President and Chief Executive Officer, this 20th day of March, 1996.

                                        DIMENSIONAL VISIONS GROUP, LTD.


                                        By /s/  Steven M. Peck
                                           -------------------------------------
                                            Steven M. Peck, President
                                            and Chief Executive Officer